                              FOR IMMEDIATE RELEASE
                                 August 21, 2003

Clarke Casting LP and Atchison Casting Corporation are pleased to announce that they have completed the sale of the assets of G&C Foundry Company to New G&C
Acquisition, LLC, and the sale of the assets of Canada Alloy Castings, Ltd. to
3078350 Nova Scotia Company. Both New G&C Acquisition LLC and 3078350 Nova
Scotia Company are wholly owned subsidiaries of Clarke Casting LP. New G&C
Acquisition LLC will operate the newly acquired Sandusky, Ohio facility under the name "The G&C Foundry Company," and 3078350 Nova Scotia Company will operate the newly acquired Kitchener, Ontario business under the name "Canada Alloy
Castings Company." Atchison Casting Corporation produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

Those having questions concerning these transitions should contact New G&C's
Chief Financial Officer, James J. Gagan, at (419) 625-5125 x117.